Exhibit 3.1

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      KANSAS CITY SOUTHERN INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment of the Corporation's Certificate of Incorporation to amend the Certificate of Incorporation to change the corporation name to "Kansas City Southern,"
declaring  the  amendment  to be  advisable  and  directing  that  the  proposed
amendment  be  considered  at  the  Annual  Meeting  of   Shareholders   of  the
Corporation.

      SECOND: That thereafter, pursuant to a resolution of the Board of Directors, the Stockholders of said Corporation, in a meeting held in accordance with Section 211 of the General Corporation Law of the State of Delaware, approved such resolution by voting the necessary number of shares as required by statute in favor of the amending.

      THIRD: That following the duly called and held Annual Meeting of the Stockholders of the Corporation, at a meeting of the Board of Directors of the Corporation, the following resolution setting forth the proposed amendment was adopted:

            "RESOLVED, That the Certificate of Incorporation be and is hereby amended by deleting Article FIRST thereof in its entirety and by substituting in lieu thereof the following:

                  FIRST:   The  name  of  the   corporation  is  Kansas  City
Southern."

      FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FIFTH: That this Amendment shall be effective at 6:00 p.m. EDT on May 2, 2002.

      IN WITNESS WHEREOF, KANSAS CITY SOUTHERN INDUSTRIES, INC. has caused this certificate to be signed by Louis G. Van Horn, its authorized officer, this 29th day of April, 2002.

                              KANSAS CITY SOUTHERN INDUSTRIES, INC.


                              By:  /s/Louis G. Van Horn
                                   --------------------------------------
                                   Name:  Louis G. Van Horn
                                   Title:  Vice President and Comptroller


(Corporate Seal)

ATTEST:


By:   /s/ Julie D. Powell
      -------------------
      Julie D. Powell
Its:  Assistant Secretary